UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2014

NorthStar Realty Finance Corp.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-32330 (Commission File Number)	02-0732285 (I.R.S. Employer Identification No.)

399 Park Avenue, 18th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(212) 547-2600
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations
Item 1.01. Entry into a Material Definitive Agreement.
On September 17, 2014, NorthStar Realty Finance Corp. (the “Company”), through IHP I Owner JV, LLC, a Delaware limited liability company and affiliate of the Company (“Buyer I”), and IHP West Homestead (PA) Owner LLC, a Delaware limited liability company and affiliate of the Company (“Buyer II”, and together with Buyer I, “Buyers”) entered into that certain Asset Purchase Agreement (the “Agreement”) with Inland American Real Estate Trust, Inc., a Maryland corporation (“Seller”), to acquire from the Seller and its subsidiaries a portfolio of hotels (the “Portfolio”) for approximately $1.1 billion. The Portfolio is comprised of 52 upscale extended stay and select service hotels with approximately 7,000 rooms. In connection with entering into the Agreement, the Buyers have deposited $50 million in cash in escrow which will be applied to the cash proceeds payable to the Seller upon the consummation of the acquisition.
The Company is acquiring the Portfolio in a joint venture with Chatham Lodging Trust (NYSE: CLDT) (“Chatham”), in which the Company will have an approximate 90% ownership interest in the Portfolio and Chatham will own an approximate 10% minority interest. Island Hospitality Management, Inc. is expected to manage a substantial majority of the hotels in the Portfolio.
The closing of the acquisition of the Portfolio (the “Closing”) is expected to occur in the fourth quarter of 2014. Pursuant to the terms of the Agreement, Buyers’ obligation to close remains subject to certain conditions including receipt of consents or waivers from certain third parties consisting primarily of the management companies and franchisors party to the management agreements and franchise agreements, respectively, applicable to certain of the hotels in the Portfolio (to the extent such agreements are not terminated by the Buyers), or with respect to certain hotels, the entry into new franchise agreements by the Buyers or their affiliates and the applicable franchisor. With respect to one of the properties in the Portfolio, if the requisite third party consent is not obtained prior to the time that all other closing conditions have been met, such property will be excluded from the Portfolio and the purchase price will be reduced by approximately $21.2 million.
The Agreement contains representations, warranties and conditions customary for transactions of this type. Seller has also agreed to various customary covenants and agreements, including, requirements for the ordinary course of operation of the hotels included in the Portfolio by the Seller and its subsidiaries prior to the closing and not to solicit any inquiries or proposals, or enter into discussions with third parties, relating to the disposition of all or any portion of the Portfolio.
Subject to certain limitations, the Company and Buyers, on the one hand, and Seller, on the other hand, have also agreed to indemnify each other for breaches of representations and warranties, breaches of certain covenants and liabilities assumed by the Company or not transferred by the Seller, as the case may be. Seller’s indemnification obligations are subject to a minimum claim threshold of $50,000, and its indemnification obligations related to a breach of its representations or warranties are subject to a deductible representing 0.75% of the purchase price (approximately $8.0 million) and a cap representing 3% of the purchase price (approximately $32.1 million), which deductible and cap do not apply to breaches of certain fundamental representations and warranties by the Seller, if Buyers incur actual losses.
The Agreement also contains customary provisions governing circumstances under which Buyers or Seller may terminate the Agreement, including the right of Buyers or Seller, as the case may be, to terminate the Agreement if the Closing has not occurred on or before June 17, 2015 or such other date as is determined by mutual agreement (the “Termination Date”), so long as the party electing to terminate the Agreement at such time is not in breach of the Agreement, with such breach being the primary cause of the failure of the Closing to occur by the Termination Date. If the Agreement is terminated prior to Closing because (i) the Closing has not occurred by the Termination Date, and Buyers have breached any of their representations, warranties, covenants or agreements or (ii) Buyers are in breach of any of their representations, warranties, covenants or agreements and such breach would cause Seller to fail to satisfy one or more of the conditions to its obligations to close, then Seller is entitled to receive Buyers’ initial deposit from the escrow agent, which shall be Seller’s sole and exclusive remedy unless Seller elects to exercise its right to injunctive relief or specific performance. If the Agreement is terminated prior to Closing upon mutual consent of the parties, due to governmental order or if the Closing has not occurred by the Termination Date (or other date determined by mutual agreement), then Buyers are entitled to receive the initial deposit from the escrow agent.
The Company expects to obtain non-recourse financing for approximately 70-75% of the purchase price (including costs). There is no financing condition with respect to the acquisition of the Portfolio.
The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

Section 9 - Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits

Exhibit Number	Description

10.1
Asset Purchase Agreement, dated as of September 17, 2014, by and among Inland American Real Estate Trust, Inc., as Parent, IHP I Owner JV, LLC, as Buyer I, IHP West Homestead (PA) Owner LLC, as Buyer II, and NorthStar Realty Finance Corp., as Buyer Parent (solely for the purposes of Article V, Section 10.11 and Article X as it relates to Article V and Section 10.11).

Safe-Harbor Statement
This Current Report on Form 8-K contains certain “forward‑looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are generally identifiable by use of forward-looking terminology such as "will," "expect" or other similar words or expressions. Forward-looking statements are not guarantees of performance and are based on certain assumptions, discuss future expectations, describe plans and strategies, contain projections of results of operations or of financial condition or state other forward-looking information. Such statements include, but are not limited to, the performance of the Portfolio and the Company’s hotel portfolio generally, the Company’s ability to close on the Portfolio on the terms anticipated, or at all, the Company’s ability to obtain financing for approximately 70-75% of the purchase price of the Portfolio on favorable terms, or at all, the Company’s ability to source and complete additional transactions in hotels through the joint venture, the ability of third party property operators to successfully manage the hotels in the Portfolio, including whether Island Hospitality will manage a substantial majority of the hotels, the Company’s ability to achieve strong current and overall returns on its hotel portfolio, the scalability of the Company’s hotel platform, the ability to realize estimated NOI, whether acquisition of the Portfolio will provide the Company with substantial optionality, scale and diversification, and the Company’s ability to maximize shareholder value. Additional factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 and its other filings with the Securities and Exchange Commission.
Any forward-looking statements contained herein speak only as of the date of this Current Report on Form 8-K. The Company expressly disclaims any obligation to publicly release any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthStar Realty Finance Corp. (Registrant)

Date: September 23, 2014	By:	/s/ Ronald J. Lieberman
Ronald J. Lieberman Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1
Asset Purchase Agreement, dated as of September 17, 2014, by and among Inland American Real Estate Trust, Inc., as Parent, IHP I Owner JV, LLC, as Buyer I, IHP West Homestead (PA) Owner LLC, as Buyer II, and NorthStar Realty Finance Corp., as Buyer Parent (solely for the purposes of Article V, Section 10.11 and Article X as it relates to Article V and Section 10.11).